EXHIBIT 23.1


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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of RD & G Holdings Corporation on Form S-1 whereby the Company proposes to sell up to 10,000,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                Very truly yours,

                                HART & HART, LLC

                                /s/ William T. Hart
                                 William T. Hart




Denver, Colorado
September 10, 2013